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EXHIBIT 3.1

                          CERTIFICATE OF INCORPORATION

                                       OF

                      ALLIED HOLDINGS (UNITED STATES), INC.



                                    ARTICLE I
                                      NAME

      The name of the corporation is Allied Holdings (United States), Inc.


                                   ARTICLE II
                     REGISTERED OFFICE AND REGISTERED AGENT

      The registered office of the Corporation in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle. The name of the Corporation's registered agent at such address is The Corporation Trust Company.


                                   ARTICLE III
                               CORPORATE PURPOSES

      The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporate Law of the State of Delaware ("DGCL").


                                   ARTICLE IV
                                  CAPITAL STOCK

      The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 1,000 shares, all of which shall be Common Stock of the par value of $0.01 per share.


                                    ARTICLE V
                               CORPORATE EXISTENCE

      The Corporation is to have perpetual existence.
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                                   ARTICLE VI
                                BYLAWS AMENDMENTS

      The Board of Directors is expressly authorized to adopt, alter, amend or repeal the bylaws of the Corporation or to adopt new bylaws.


                                   ARTICLE VII
                INDEMNIFICATION OF DIRECTORS, OFFICERS AND OTHERS


      Section 1. Indemnification by Corporation. (a) Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent (including trustee) of another corporation, partnership, joint venture, trust or other enterprise, expressly including service as a director, officer or in a similar position with any exchange, board of trade, clearing corporation or similar institution on which the Corporation or any other corporation a majority of the stock of which is owned directly or indirectly by the Corporation had membership privileges at the relevant time during which any such position was held, shall be indemnified by the Corporation (funds paid or required to be paid to any person as a result of the provisions of this Article shall be returned to the Corporation or reduced, as the case may be, to the extent that such person receives funds pursuant to an indemnification from any such other corporation or organization) against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Any such person who could be indemnified pursuant to the preceding sentence except for the fact that the subject action or suit is or was by or in the right of the Corporation shall be indemnified by the Corporation against expenses (including attorneys' fees) actually or reasonably incurred by him in connection with the defense or settlement of such action or suit, except that no indemnification shall be made in respect of any claim, issue or matter as which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court of Chancery or such other court shall deem proper.

      (b) To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraph (a) of this Section 1, or in defense of any claim, issue or matter therein, he shall be


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indemnified by the Corporation against expenses (including attorneys' fees)
actually and reasonably incurred by him in connection therewith without the necessity of any action being taken by the Corporation other than the determination, in good faith, that such defense has been successful. In all other cases wherein such indemnification is provided by this Article, unless ordered by a court, indemnification shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct specified in this Article. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the holders of a majority of the shares of capital stock of the Corporation is entitled to vote thereon.

      (c) The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person seeking indemnification did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. Entry of a judgment by consent as part of a settlement shall not be deemed a final adjudication of liability for negligence or misconduct in the performance of duty, nor of any other issue or matter.

      (d) Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by the director, officer, employee or agent involved to repay such amount unless it shall ultimately by determined that he is entitled to be indemnified by the Corporation.

      (e) The indemnification hereby provided shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

      Section 2. Insurance. By action of the Board of Directors, notwithstanding any interest of the directors in the action, the Corporation may purchase and maintain insurance, in such amounts as the Board of Directors deems appropriate, on behalf of any Person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent (including trustee) of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation shall have the power to indemnify him against such liability under the provisions of this Article.


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                                  ARTICLE VIII
                           LIMITED DIRECTOR LIABILITY

      No director of the Corporation shall be personally liable to the Corporation or to its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this Article VIII shall not eliminate or limit the liability of a director:

            (1) for any breach of the director's duty of loyalty to the Corporation or its stockholders,

            (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

            (3) under Section 174 of the DGCL, as it may hereafter be amended from time to time, for any unlawful payment of a dividend or unlawful stock purchase or redemption, or

            (4) for any transaction from which the director derived an improper personal benefit.

If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. No amendment to or repeal of this Article VIII will apply to, or have any effect on, the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of the director occurring prior to such amendment or repeal.


                                   ARTICLE IX
                                INITIAL DIRECTORS

      The powers of the incorporator will terminate upon the filing of this Certificate. The names and mailing addresses of the initial directors is:

            Name                    Mailing Address
            ----                    ---------------
            Roger A. Ramsey         7201 East Camelback Road, Suite 375
                                    Scottsdale, Arizona  85251


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                                    ARTICLE X
                                  INCORPORATOR

      The name and address of the incorporator is as follows:

                  Name                    Mailing Address
                  ----                    ---------------
                  Fred S. Stovall         700 Louisiana, 35th Floor
                                          Houston, Texas 77002-2764

      The undersigned, being the incorporator, executes this Certificate as of September 11, 1996.



                                          /s/ Fred S. Stovall
                                          --------------------------------------
                                          Fred S. Stovall


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